Exhibit 10.4

EXECUTION VERSION

SHAREHOLDER NON-REDEMPTION AGREEMENT

THIS SHAREHOLDER NON-REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of November 16, 2021 by and among Alpha Capital Acquisition Company, an exempted company incorporated with limited liability in the Cayman Islands (“Alpha”), and Innova Capital SPAC, LP, an exempted limited partnership registered in and formed under the laws of the Cayman Islands and a holder of certain Alpha Shares (as defined below) (the “Alpha Shareholder”). Each of Alpha and the Alpha Shareholder will individually be referred to herein as a “Party” and, collectively, as the “Parties”. For purposes of this agreement, a “Alpha Share” means a Class A ordinary share of Alpha, par value $0.0001 per share. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, Alpha, Alpha Capital Holdco Company, an exempted company incorporated with limited liability in the Cayman Islands (“New PubCo”), Alpha Merger Sub I Company, an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of New PubCo (“First Merger Sub”), Alpha Merger Sub II Company, an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of New PubCo (“Second Merger Sub”), Alpha Merger Sub III Company, an exempted company incorporated with limited liability in the Cayman Islands and a direct, wholly owned subsidiary of New PubCo (“Third Merger Sub” and, together with First Merger Sub and Second Merger Sub, the “Merger Subs”), and Semantix Tecnologia em Sistema de Informação S.A., a sociedade anônima organized under the laws of Brazil (the “Company”) entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, the Alpha Shareholder is the record and beneficial owner of the number of Alpha Shares set forth on the signature page hereto (together with any other shares, capital stock or any other equity interests, as applicable, of Alpha that the Alpha Shareholder holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject Alpha Equity Securities”); and

WHEREAS, the Alpha Shareholder acknowledges and agrees that Alpha and the other parties to the Business Combination Agreement would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Alpha Shareholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1.    Agreement to Vote. The Alpha Shareholder hereby unconditionally and irrevocably agrees to be present at any meeting of the shareholders of Alpha, and to vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, all of the Subject Alpha Equity Securities (i) in favor of the SPAC Shareholder Matters, and (ii) in opposition to: (A) any SPAC Business Combination Transaction and any and all other proposals (1) that could reasonably be expected to delay or impair the ability of Alpha to consummate the transactions contemplated by the Business Combination Agreement or any Transaction Agreement or (2) which are in competition with or materially inconsistent with the Business Combination Agreement, any Transaction and the transactions contemplated thereby, or (B) any other action, proposal, transaction or agreement involving Alpha or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Business Combination

Agreement or any Transaction Agreement or would reasonably be expected to result in (y) any breach of any representation, warranty, covenant, obligation or agreement of Alpha in the Business Combination Agreement or any Transaction Agreement or (z) any of the conditions to Alpha’s obligations under the Business Combination Agreement or any Transaction Agreement not being fulfilled.

2.    No Redemption. The Alpha Shareholder hereby agrees that it shall not redeem, or submit a request to Alpha’s transfer agent or otherwise exercise any right to redeem, any Subject Alpha Equity Securities.

3.    Transfer of Shares. The Alpha Shareholder hereby agrees that it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of the Subject Alpha Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of the Subject Alpha Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of the Subject Alpha Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of the Subject Alpha Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of the Subject Alpha Equity Securities even if such Subject Alpha Equity Securities would be disposed of by a Person other than the Alpha Shareholder or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations.

4.    Alpha Shareholder Representations and Warranties. The Alpha Shareholder hereby represents and warrants to Alpha as follows:

(a)    The Alpha Shareholder is a corporation, company, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Legal Requirements of its jurisdiction of formation or organization (as applicable).

(b)    The Alpha Shareholder has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement, to perform its covenants, agreements and obligations hereunder. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Alpha Shareholder. This Agreement has been duly and validly executed and delivered by the Alpha Shareholder and constitutes a valid, legal and binding agreement of the Alpha Shareholder (assuming that this Agreement is duly authorized, executed and delivered by Alpha and the Company), enforceable against the Alpha Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

5.    Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Closing; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, the termination of this Agreement pursuant to Section 5(b) shall not affect any liability on the part of any Party for an intentional breach of this Agreement or Intentional Fraud.

6.    Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Except as otherwise provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture. Notwithstanding anything to the contrary contained herein, the Company and Newco are intended third-party beneficiaries of and may enforce this Section 6 and Sections 1, 2, 3 and 7 of the Agreement.

7.    Incorporation by Reference. Sections 10.1 (Non-Survival), 11.2 (Interpretation), 11.3 (Counterparts; Electronic Delivery), 11.4(a) (Entire Agreement), 11.5 (Severability), 11.6 (Other Remedies; Specific Performance), 11.7 (Governing Law), 11.8 (Submission to Jurisdiction; Waiver of Jury Trial), 11.9 (Rules of Construction), 11.11 (Assignment), 11.12 (Amendment), 11.13 (Extension; Waiver) and 11.14 (No Recourse) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ALPHA CAPITAL ACQUISITION COMPANY

By:
Name: Rafael Steinhauser
Title: Director

ALPHA SHAREHOLDER:

By:
Name: Veronica Allende Serra
Title: Director

Class A Ordinary Shares of Alpha: 2,300,000

[Signature Page to Shareholder Non-Redemption Agreement]